UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2006

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On October 3, 2006, Alion Science and Technology Corporation (the Company) filed an initial Current Report on Form 8-K to report the sale of approximately $5.9 million worth of common stock to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the ESOP Trust) as of September 30, 2006.

On October 30, 2006, the Company’s ESOP Committee approved, in accordance with the provisions of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, the sale by the Company of an additional approximate $3.0 million worth of common stock to the ESOP Trust as of September 30, 2006, bringing total sales to the ESOP Trust for that date to approximately $8.9 million worth of Company common stock. The per share price to be ascribed to the common stock for the $8.9 million in sales will be determined in a valuation of the common stock to be performed as of September 30, 2006. In connection with this valuation, the trustee of the ESOP trust, State Street Bank & Trust Company, has engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to assist the trustee in establishing a value for the Company’s common stock as of September 30, 2006. The valuation is expected to be completed by November 14, 2006.

The shares of common stock were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

November 2, 2006	By:	John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer